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                [Letterhead of Proflight Medical Response, Inc.]

                                                            September 15, 1997

Mr. Kevin L. Burkhardt
20417 Sagewood Lane
Parker, CO 80134

        RE:    EMPLOYMENT AGREEMENT, NON-COMPETITION
               AND CONFIDENTIALITY AGREEMENT

Dear Mr. Burkhardt:

        Reference is made to that certain Employment Agreement, Non-Competition and Confidentiality Agreement, dated as of March 31, 1997 (the "Employment Agreement"), by and between Proflight Medical Response, Inc. (the "Company") and Mr. Kevin Burkhardt (the "Employee"). In connection with the Company's initial public offering, which is pending as of the date hereof, the Employee has agreed to return to the Company, and the Company has agreed to retire 168,329 shares (the "Shares") of the Company's Common Stock held by the Employee.

        In consideration for the Employee's agreement to return such Shares to the Company, the Company has agreed to amend the Employment Agreement, and the Employment Agreement is hereby amended, as follows:

        Section 4(b) is amended by adding thereto the following additional paragraph:

                       Notwithstanding any other provision of this Agreement, if, at the end of either of the first two years commencing on the effective date of the Company's Registration Statement filed with the Securities and Exchange Commission in connection with the pending initial public offering, the Company achieves $1,000,000 in pretax profits, before depreciation and amortization, the Employee shall receive a stock bonus in the amount of __________ shares of the Company's Common Stock, provided, however, that the Company shall not issue such stock bonus to the Employee if it is determined, based upon the audited financial statements during the year in which it is to be granted, that the issuance of such a stock bonus would negatively affect the listing of the Company's Common Stock on the Nasdaq SmallCap Market. Such bonus shall be subject to vesting at a rate of 50% upon realization by the Company of the minimum $1,000,000 in pretax profits and 25% on each of the next two anniversaries thereof.





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Mr. Kevin L. Burkhardt
September 15, 1997
Page 2

        Please acknowledge your agreement to the foregoing by signing your name as indicated at the bottom hereof.

                                                Sincerely,
                                                PROFLIGHT MEDICAL RESPONSE, INC.

                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

Agreed and acknowledged:

----------------------
Kevin L. Burkhardt





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